Exhibit 10.01

SHANGHAI PUBLIC RENTAL HOUSING OVERALL PRE-SALE CONTRACT

Formulated by Shanghai Housing Security and Housing Administration

Printed in 2013

Special Instruction

1. This contract is a format contract formulated by the Shanghai Municipal Housing Security and Housing Administration in conjunction with relevant departments in accordance with the “Contract Law of the People’s Republic of China”, “Shanghai Municipality’s Implementation Opinions on the Development of Public Rental Housing ” and related regulations. It is applicable to the act of overall pre-sale of public rental housing in the administrative area of Shanghai to designated institutions.

2. The overall pre-sale of public rental housing shall be in accordance with the “Regulations of Shanghai Municipality on Real Estate Registration” and the technical regulations of real estate registration, and the initial registration of real estate is done wholly without the ownership certificate of individual units of the real estate. After the pre-sale, if the parties apply for advance notice registration and real estate transfer registration, and if the registration is approved, the advance notice registration certificate of public rental housing pre-sale, advance notice registration certificate of mortgage right of public rental housing pre-sale or real estate title certificate shall be issued according to building doors, and the real estate registration book, advance notice registration certificate and the real estate title certificate shall be noted in accordance with the regulations on public rental housing real estate registration. The Municipal Housing Security Affairs Center and the Municipal Real Estate Surveying and Mapping Achievement Management Department shall process the real estate list as “House Sign” of “Public Rental Housing” according to regulations.

3. The purpose of public rental housing remains unchanged after the overall pre-sale, and the property right unit (transferee) shall lease the public rental housing to eligible applicants as required. After the municipal government agrees to implement “rent before sale” and after the expiry of the term of use as a public rental housing and if the required listing and sale conditions are met, the public rental housing can be listed for sale as stock commercial housing, or the property right unit (transferee) can continue rental operation of the public rental housing.

Shanghai Public Rental Housing Overall Pre-Sale Contract

Party A (Seller): Shanghai Lingang Industrial Zone Public Rental Housing Construction and Operation Management Co., Ltd.
Address: No. 9, Lane 1411, Yunyun Road, Nicheng Town, Pudong New Area, Shanghai
Post Code: 201306
Business license number: 913101155806195623
Qualification certificate number: Shanghai Housing Management (Pudong) No. 0001183
Legal representative: Gong Wei     Tel: 38298781
Authorized Agent:                          Tel: ____________________

Party B (Buyer): Sheng Wei Semiconductor Equipment (Shanghai) Co., Ltd.
Address: Building C, No. 888 Huanhu West 2nd Road, Nanhui New Town, Lingang New Area, Shanghai
Post Code: 201306
Business license number:  91310115MA1HAJFA8M
Legal representative:  HUI WANG     Tel:
Authorized Agent: Wang Xinzheng    Tel: 13917650461

On the basis of equality, voluntariness, and consensus, Party A and Party B sign this contract regarding Party B’s purchase of the public rental housing of Lingang Industrial Zone rent before sale public rental housing third phase project/(H26-01 plot) pre-sold by Party A.

Article 1 Party A obtains the land use right of the 22/2 Qiu plot in 24 Neighborhood (Village), Nicheng Town, Pudong New Area  through the transfer of the land use right, and has registered the land use right according to law to obtain the real estate title certificate. The certificate number is: Shanghai (2018) Pudong Real Estate Property No. 057744. The land area is 101540 square meters, and the land use is: public rental housing.

Party A has been approved to invest in the construction of the Lingang Xinyuan Shengjing Garden (tentative name/current name) public rental housing on the plot. The main building structure is a shear wall structure; the number of floors above the ground is 18 and the number of underground floors is 1.

The above-mentioned houses have already met the pre-sale conditions specified in the “Shanghai Real Estate Transfer Regulations” and related regulations. The Shanghai Pudong New Area Construction and Transportation Commission has approved its pre-sale to enterprises and institutions in the park (pre-sale approval number: Shanghai Free Trade Zone Interim Management Committee [2020] No. 707).

Article 2  Party B shall purchase [number of units] units (hereinafter referred to as apartments) on a total of 18 floors located at No. [address number], Lane 128, Qunfeng Road from Party A. See Appendix 7 for the list of specific apartments, whose planned use approved by the government is public rental housing.

It is predicted that the total construction area of the apartments is [number of square meters] square meters.

The apartments have a single-story floor height of 2.95 meters.

The architectural design and floor plan of the apartments are shown in Appendix 2 of this contract; the building structure, decoration and equipment standards of the apartments are shown in Appendix 3 of this contract; the relevant description of the apartments (mortgage relationship, lease relationship) is shown in Appendix 4 of this contract; Please refer to Appendix 5 of this contract for the “Management Service Contract”, “Utilization Convention” or the relevant letter of commitment; see Appendix 6 of this contract for the neighboring relationship and the layout of the community; see Appendix 7 for the list of apartments.

Article 3 When Party B purchases the apartments, the unit price per square meter of construction area (including the fully furnished apartment price) is RMB ￥ [unit price per square meter of construction area] Yuan. (Capital): [unit price per square meter of construction area]. According to the predicted building area of the apartments, the total price for the purchase of the apartments by Party B (including the fully furnished apartment price) is tentatively set at RMB ￥ [total price for the purchase of the apartments] Yuan. (Capital): [total price for the purchase of the apartments. The total price of the fully furnished apartments is RMB        /     yuan. ](Capital):            /               .

Article 4 The total price for the purchase of the apartments by Party B (including the decoration and equipment prices in Appendix 3) refers to the total price of the apartments and the corresponding land use rights. The total apartment price agreed in this contract will not be changed except for the inconsistency between the forecast of the building area of the apartments and the actual measurement.

Article 5 When the apartments are delivered, the floor area of the apartments shall be subject to the actual area measured by the surveying and mapping agency recognized by the Shanghai Municipal Housing Security and Housing Administration. If the predicted area is inconsistent with the actual area, unless otherwise stipulated by laws, regulations and rules, the following conventions are used:

1. Calculate the unit price per square meter of the building area and return excess refund or charge more for extra space;

2. Party A agrees that when the error between the predicted area and the measured area exceeds+   /    % (including   /    %), Party B will not be charged for the excess space; Party A agrees when the error between the predicted area and the measured area exceeds -   /    % (including -   /    %), Party B has the right to unilaterally terminate this contract. When Party B exercises the right of unilateral termination, it must be submitted at or before both parties sign the “Apartment Handover Letter”, otherwise Party B shall be deemed to have waived the right.

Article 6 When this contract is signed, the housing construction project will be completed to the top of the single main structure . Party B shall pay the price of the apartments to Party A’s collection account in full and on time as agreed in this contract (Party A’s collection account: China Agricultural Development Bank Shanghai Nanhui Branch , account name Shanghai Lingang Industrial Zone Public Rental Housing Construction and Operation Management Co., Ltd., account number:  00103895800000161281 ). Pre-sale funds are used in accordance with government regulations.

Party B’s payment method and payment period shall be agreed and specified by both parties in Appendix 1.

Article 7 If Party B fails to pay within the time agreed in this contract, it shall pay Party A liquidated damages. The liquidated damages shall be calculated at   0.025%/ day of the overdue payment. The liquidated damages shall be paid from the second day of the contract’s payable period to the actual payment date. After the overdue period exceeds   180   days, Party A has the right to choose  plan 1  below to hold Party B responsible:

1. Party A has the right to unilaterally terminate this contract, and Party B shall be liable for compensation. The compensation amount is    20 % of the total apartment price. Party A has the right to deduct the amount of compensation payable by Party B from the apartment price paid by Party B, and return the remaining apartment price to Party B. If the housing price paid by Party B is insufficient for compensation, Party A has the right to recourse.
If Party A exercises the right to terminate the contract, it shall notify Party B in writing.
2._______________________________________.

Article 8 After signing this contract, Party A shall not change the architectural design of the apartments without authorization (see Appendix 2). If it is necessary to change, it shall obtain written consent from Party B and report to the planning management department for review and approval. Within  10   days from the date of approval, Party A shall sign this contract amendment agreement with Party B.

If Party A does not obtain the consent of Party B to change the architectural design of the apartments, Party B has the right to unilaterally terminate this contract.

Article 9 Party A shall not change the layout of the community that has been agreed with Party B (see Appendix 6) without authorization, and Party B’s written consent shall be obtained if changes are really needed.

If Party A has not obtained Party B’s consent to change the layout of the community, Party B has the right to request Party A to restore the layout. If it cannot be restored, Party A shall pay Party B a penalty of 0.1%  of the total housing price.

Article 10 The delivery of the apartments must meet the conditions listed in plan 2 below:

1. The initial registration procedures for the ownership of the apartments have been completed, and the real estate certificate of new public rental housing (major property certificate) has been obtained; the mortgage set by Party A on the apartments has been cancelled; Party A has paid the special property maintenance funds as required.

2. Has obtained the “License for Delivery of Residential Use”; the mortgage set by Party A on the apartments has been cancelled; Party A has paid the special maintenance funds for the property as required; Party A promises to handle the initial housing ownership registration procedures before April 30, 2022 to obtain the new public rental housing real estate title certificate (major property certificate). If the public rental housing real estate title (major property certificate) cannot be obtained by that time, Party B has the right to unilaterally terminate this contract.

3._______________________________________.

Article 11 Party A is scheduled to deliver the apartments to Party B before October 31, 2021, except for force majeure.

Article 12 If Party A fails to deliver the apartments to Party B within the time limit stipulated in Article 11 of this contract, it shall pay Party B a liquidated damages. The liquidated damages shall be calculated at   0.025%/ day of the overdue payment. The liquidated damages shall be paid from the second day of the contract’s payable period stipulated in Article 11 of this contract to the actual payment date. After the overdue period exceeds   180   days, Party B has the right to choose  plan 1  below to hold Party A responsible:

1. Party B has the right to unilaterally terminate this contract.

2._______________________________________.

Article 13 After the apartments meet the delivery conditions stipulated in Article 10 of this contract, Party A shall notify Party B in writing 7 days before the delivery date to complete the delivery procedures for the apartments, and Party B shall accept the handed of apartments in conjunction with Party A within 3 days after receiving the notice. The sign of apartment delivery is to sign the apartment acceptance and handover list, and Party A will hand over the apartment keys to Party B.

At the time of acceptance and handover, Party A shall present a certification document that meets the apartments delivery conditions stipulated in Article 10 of this contract. Since the apartments are for public rental housing, Party A shall provide Party B with the “Quality Assurance Statement of Shanghai Newly-Built Residential Buildings” and “Shanghai Instruction for the Use of Newly-Built Residential Buildings”. At the same time, Party A shall provide relevant information on the measured area according to Party B’s requirements.

If Party A fails to produce or provide the materials specified in the preceding paragraph, Party B has the right to refuse to accept the apartments, and Party A shall bear the responsibility for the delay in the delivery of the apartments resulting from this.

Article 14 Party A shall apply for the initial registration of the ownership of the newly built apartments within 30 days after obtaining the “License for Delivery of Residential Buildings”. Within 60 days after Party A has gone through the initial registration procedures for the ownership of public rental housing and obtained the real estate title (major property certificate), both parties A and B shall sign the “Apartment Handover Letter” stipulated in this contract. The “Apartment Handover Form” is a necessary document for handling the apartment transfer procedures.

Within 180 days from the date of signing the “Apartment Handover Letter”, both parties shall go through the price declaration, transfer application procedures, and apply for the real estate title certificate of the apartments with the Pudong New Area Real Estate Exchange Center in accordance with the law.

Article 15 The risk responsibility of the apartments shall be transferred from Party A to Party B from the date of delivery of the apartments. If Party B fails to complete the acceptance and handover procedures of the apartments on the agreed date, Party A shall issue a written reminder once. If Party B fails to complete the acceptance and handover procedures of the apartments on the date specified in the reminder, the risk and responsibility of the apartments shall be transferred to Party B from the second day of the acceptance and handover date specified in the reminder.

Article 16 Party A guarantees that when the apartments are delivered to Party B, the apartments do not have the mortgage rights set by Party A, and there are no other property rights disputes and financial disputes. If there is any inconsistency with Party A’s guarantee after the apartments are delivered, Party A shall bear full responsibility.

Article 17 The apartments delivered by Party A are qualified apartments. If the decoration and equipment standards of the apartments do not meet the standards stipulated in Appendix 3 of this contract, Party B has the right to require Party A to compensate at 0 times the price difference between the actual decoration and equipment and the agreed decoration and equipment. If the main structure does not meet the standards stipulated in Appendix 3 of this contract, Party B has the right to unilaterally terminate this contract.

When the two parties agree that there is a dispute over the determination of the standard, they shall entrust a qualified construction project quality inspection agency in this city to test, and use the written appraisal opinion issued by the agency as the basis for handling the dispute.

Article 18 After the apartments are delivered, if Party B believes that the main structure is unqualified, it may entrust a qualified construction engineering quality inspection agency in this city to inspect it. After verification, if the quality of the main structure is indeed unqualified, Party B has the right to unilaterally terminate this contract.

Article 19 When Party B exercises the right to unilaterally terminate this contract as stipulated in the terms of this contract, it shall notify Party A in writing, and Party A shall, within 90 days of receiving Party B’s written notice, fully refund Party B (including interest, the interest is calculated according to the deposit interest rate for the same period announced by the People’s Bank of China) and shall be liable for compensation. The compensation amount shall be 20% of the total apartment price and shall be paid to Party B when the apartment fund is returned.

The paid apartment price mentioned in the preceding paragraph and other terms of this contract includes the apartment price paid directly by Party B and paid by loan.

Article 20 According to this contract, if either party A or party B unilaterally terminates the contract, if the other party has already paid liquidated damages as agreed in the contract before the contract is unilaterally terminated, the amount of liquidated damages paid shall be deducted from the amount of compensation agreed in this contract.

Article 21 If party A or party B has objections to the counterparty’s unilateral termination of this contract, within 90 days from the date of receiving the other party’s written notice of unilateral termination of this contract, the party shall confirm the validity of the termination of the contract with the dispute resolution agency selected in accordance with Article 33.

Article 22 If the apartments delivered by party A have other engineering quality problems, party B shall have the right to require party A to repair them for free during the warranty period, and also to provide compensation at 0 times the repair cost.

The two parties agree that if there is a dispute over the quality of other projects of the apartments, a qualified construction project quality inspection agency of this city shall be entrusted to conduct the inspection, and the written appraisal opinion issued by the agency shall be the basis for handling the dispute.

Article 23 From the date of acceptance and handover of the apartments, party A shall be responsible for the maintenance of the apartments. The scope of warranty and the period of warranty shall be agreed by both parties in accordance with the provisions of the “Regulations on the Quality Management of Construction Projects” and the “Measures of Shanghai Municipality on Real Estate Transfer” promulgated by the State Council in Appendix 5 of this contract.

Article 24 Party B agrees that the property service enterprise selected by party A shall conduct the preliminary property management of the apartments and bear the corresponding property service fees.

Article 25 The apartments purchased by party B and their corresponding land use right cannot be separated. Since the transfer of the real estate rights of the apartments, the rights, obligations and responsibilities agreed in the land use right transfer contract signed by party A and the Shanghai Municipal Planning and Land Resources Administration are transferred to party B.

Article 26 The rights and interests (apartment options) enjoyed by party B under this contract can be mortgaged by party B in accordance with the law, but cannot be transferred. When party B exercises the above rights in accordance with the law, party A shall provide assistance.

Article 27 Any documents, replies, and any other contact that one party to this contract serves to the other party in accordance with this contract must be in written form and be delivered by registered mail or direct service to the address of one party or the address changed by the other party in the manner described in this article. If it is sent by registered mail, it will be deemed to have been delivered to the other party on the 7th day after it is sent (based on the postmark). If it is delivered by direct service, it will be deemed delivered upon reception.

Article 28 The taxes and fees incurred during the purchase and sale of the apartments shall be borne by party A and party B respectively in accordance with relevant regulations.

Article 29 The supplementary clauses, appendices and supplementary agreement of this contract are an integral part of this contract. If the supplementary clauses and supplementary agreement of this contract are inconsistent with the main text, the supplementary clauses and supplementary agreement shall prevail.

For matters not covered in this contract and matters that need to be changed during the execution of this contract, both parties shall agree through a change agreement.

Article 30 When signing this contract, parties A and B clearly understand their respective rights and obligations, and are willing to strictly perform as stipulated in this contract. If one party violates this contract, the other party has the right to claim compensation in accordance with this contract.

Article 31 This contract shall take effect from the date of notarization by the notary office when both parties sign (seal) the contract. The two parties agree that within 30 days from the effective date of this contract, both parties shall handle advance notice registration with the real estate registration agency.

Article 32 After the registration of this contract, if there is an agreement to cancel the contract, within 30 days from the date of the fact, both parties shall go to the Pudong New Area real estate registration agency to cancel the registration of this contract with the written document of the cancellation of the contract.

If party A or party B unilaterally terminates this contract in accordance with the relevant clauses of this contract, party A or B shall unilaterally go to the real estate registration agency to go through the formalities of canceling the registration of this contract with the receipt of the written notice of unilateral termination of the contract.

Article 33 Disputes between parties A and B during the performance of this contract shall be resolved through consultation. If the negotiation cannot be resolved, the following method 2 shall be selected for resolution: (delete unselected)

1. Apply to the                                        Arbitration Commission for arbitration;

2. Prosecute to the people’s court in accordance with the law.

Article 34 This contract is made in 8 copies, all of which have the same effect. Among them, party A and party B each hold two copies, and the transaction center, real estate registration department, loan bank, and related departments each hold one copy.

Additional Terms
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Both parties have been aware of the full content of the supplementary terms and fully understand the rights and meanings of the terms, and voluntarily abide by the supplementary terms of the relevant contract:
Article 1: Party B pays to party A the apartment price of the apartments purchased in accordance with the payment method in “Appendix 1” of the contract. The actual payment date of party B shall be the transfer date of party A’s receiving bank.
If party B pays the apartment price through a loan, if there is a difference between the applied loan limit and the final approval limit of the loan financial institution, party B must make up with its own funds within 10 working days after the loan financial institution approves it; if the loan application is not financed After approval by the institution, party B shall make a lump-sum payment with its own funds within 10 working days after the loan financial institution issues a written notice. If party B fails to pay the payment for the apartments with its own funds within the specified time, it shall be dealt with in accordance with Article 7 of this contract.
After this contract comes into effect, if party B applies for a apartment purchase loan from a financial institution before obtaining the real estate title certificate. If party A is required to provide a staged guarantee, party A can provide it with cooperation. Such guarantee responsibility shall be obtained and mortgaged by party B, and is exempted after registration with a financial institution. If party B fails to repay the loan from a financial institution as stipulated in the loan contract, causing party A to assume the guarantee liability, party A has the right to terminate this contract. In addition to repaying party A’s guarantee money (including the deducted deposit) from the financial institution, party B must also pay party A the penalty of 20% of the total apartment price. If the liquidated damages are not enough to make up for party A’s losses, party B shall continue to compensate. party A has the right to deduct all the above-mentioned repayment and compensation payments from party B from the apartment price paid by party B, and return the remaining apartment price to party B after completing all procedures for terminating the contract.
Article 2: Supplement to Article 2 of the Contract
The contents of Appendix 5 of this contract are the “Utilization Convention” and the letter of commitment for the apartments.
Article 3: About the amendment to Article 5 of the contract
When the apartments are delivered, the floor area of the apartments shall be subject to the actual area measured by the surveying and mapping agency recognized by the Shanghai Housing Security and Housing Administration. If the predicted floor area is inconsistent with the actual floor area, regardless of whether the absolute value of the error exceeds 3%, both parties agree to settle according to the actual situation based on the unit price of the building area per square meter of the apartments (including the price of the full decoration of the apartments).
Article 4: Regarding the supplement to Article 8 of the contract
1. Due to the design changes made by party A to the apartments to comply with government regulations, rules or orders and other unforeseen factors, party A does not need to notify party B and party B has no right to demand compensation from party A.

2. When party A sends a written notice to party B on the change of the architectural design, if party B does not agree to the change, party B shall clarify in writing to party A within 15 days after party A’s written notice is issued that both parties have the right to terminate the contract and no party is liable for breach of contract. Otherwise, it will be deemed that party B agrees to accept the change, and both parties do not need to sign a change agreement on the contract.
3. The inconsistency between the temporary measurement and the actual measurement area caused by the design change shall be handled in accordance with Article 3 of this supplementary clause.
Article 5: Supplement to Article 9 of the Contract
1. If party A changes the layout of the community, it shall send a written notice to party B. If party B does not raise a written objection within 15 days after party A’s written notice is issued, it shall be deemed that party B agrees to the change.
2. If the layout of the community changes due to the following reasons, party A does not need to notify party B and party B does not have the right to request party A to make any form of compensation.
A. Changes must be made in accordance with the requirements or approval of the design, planning, and supporting departments of the government department;
B. Changes that must be made in accordance with newly promulgated laws, regulations or relevant government rules and regulations;
C. The change does not have any material adverse effect on the apartments purchased by party B.
Article 6: Supplement to Article 10 of the Contract
If party A fails to complete the initial real estate registration and obtain the real estate title certificate of public rental housing (major property certificate) within the agreed time limit due to the following circumstances, party A shall not be liable for breach of contract:
1. Changes in national laws and policies;
2. Major adjustments to the planning and design scheme of this project;
3. Government orders;
4. Force majeure;
5. Non-party A reasons such as party B’s lack of cooperation and assistance.
Article 7: Supplement to Article 11 of the contract
In case of the following force majeure or special reasons, party A can extend the time limit according to the facts based on the certification documents issued by the competent government department and relevant municipal supporting departments, without being liable for breach of contract as stipulated in Article 12 of this contract, but party A shall inform party B in writing before delivering the apartments:
1. Changes in national laws and policies;
2. Major adjustments to the planning and design scheme of this project;
3. Government orders;
4. Force majeure.

Article 8: Supplements to Article 13 of the contract:
1. Before party B signs the “Acceptance Handover List”, it shall settle the area error settlement, pay the residential maintenance fund and the first phase of property management fees. The date when party B completes the delivery of the apartments shall be subject to the written notice issued by party A.
2. If one of the following circumstances occurs to party B, party A has the right to refuse to deliver the apartments to party B. In this case, party A shall not be liable for the breach of contract for delayed delivery:
(1) Failure to pay all the apartment price and agreed payables under this contract, including area error settlement and liquidated damages.
(2) Failure to pay the fees under the “Utilization Convention” and sign relevant property management documents with the property management company in accordance with the provisions of the property management company.
(3) If party B requests a postponement of the apartment handover procedures after receiving the apartment handover notice, party B shall submit a written application to party A, and party A has the right to decide whether to agree to the postponement based on party B’s circumstances. If party A agrees to party B’s postponement of the apartment handover procedure, party B shall go through the apartment handover procedure within the time limit agreed by party A, but both parties agree that if the handover procedure is completed in this case, party A’s apartment handover notice will still apply. The final delivery date of the apartments are regarded as the delivery date of the apartments and the transfer of responsibilities such as risk and expense responsibility will be carried out.
Article 9: Supplement to Article 14 of the Contract
Within 45 days from the date of signing the “Apartment Handover Letter”, both parties shall go through the price declaration, transfer application and tax payment procedures with the Pudong New Area Real Estate Exchange Center in accordance with the law, and apply for the real estate title of the apartments. The real estate title certificate refers to the real estate title certificate issued according to the gate building, and does not apply for the sub-set of title certificates. Both parties A and B shall go to the real estate transaction center to complete the transfer registration procedures of the apartments within [45] days after the foregoing conditions are fulfilled and the party A completes the initial registration of the ownership of the apartments. Party B shall bear the cost of obtaining the certificate. If party B delays or refuses to complete the transfer registration procedures of the apartments after the foregoing conditions are fulfilled, and fails to perform the transfer registration procedure after party A’s reminder, party B shall pay party A the penalty of 1% of the total apartment price for each day of delay.
Article 10: Supplement to Article 15 of the Contract
From the second day of the acceptance and delivery date agreed in the reminder, it is deemed that party A has fulfilled the obligation to deliver the apartments according to this contract, and party B shall bear the property management fee of the apartments and bear other related expenses and responsibilities caused by the delivery of the apartments or delay in the repossession (including but not limited to property management fees, risk transfer, calculation of party A’s warranty liability period, etc.).

Article 11: Supplement to Article 17 of the contract
1. If there is any objection to whether the decoration and equipment standards of the apartments meet the standards stipulated in Appendix 3 of the contract, both parties shall negotiate to resolve them or resolve them through the coordination of relevant government departments, third-party inspections or judicial channels, but they shall not refuse the acceptance of the apartments and shall not affect party B’s obligation to complete the acceptance and handover of the apartments within the time limit specified in the apartment handover notice.
2. If the decoration and equipment standards of the apartments do not meet the standards stipulated in Appendix
3 of the contract, an if party B chooses to rectify and party A believes that the rectification conditions are met, they shall arrange rectification and maintenance within 10 days after receiving party B’s notice, but the rectification and maintenance period will not be deemed as party A’s late delivery of the apartments.
Article 12: Supplement to Article 19 of the contract:
1. If party B exercises the right to unilaterally terminate the contract in accordance with the rights granted by this contract, it shall submit a written request to party A within 30 days from the date when party A breaches the contract and makes party B have the right to unilaterally terminate the contract. Otherwise, it shall be deemed that party B has waived the right to unilaterally terminate the contract. If this contract continues to be performed, party A shall not be liable for breach of contract.
2. If this contract has been registered for advance notice, all the apartment price paid by party B (including interest, which is calculated at the deposit interest rate for the same period announced by the People’s Bank of China) must be returned to party B within 90 days from the date of completion of the cancellation registration procedures, and party A shall bear the liability for compensation. The compensation amount is 20% of the total apartment price (including the price of the complete renovation of the apartments), which shall be paid to party B when the apartment price is refunded.
3. If this contract does not go through the advance notice registration, all the apartment price paid by party B (including interest, which is calculated based on the deposit interest rate for the same period announced by the People’s Bank of China) must be returned to party B within 90 days from receipt of written notice from party B, and party A shall bear the liability for compensation. The compensation amount is 20% of the total apartment price (including the full renovation price of the apartments), which shall be paid to party B when the apartment price is refunded.
Article 13: Regarding the supplement to Article 20 of the contract:
1. If both parties A and B exercise the right of unilateral termination, and if party B has actually used the apartments, party B shall be responsible for restoring the apartments to the original state when party A delivered the apartments within 15 days after the termination of the contract, and evacuate the apartments. All costs are also borne by party B, and party A does not need to make any compensation. At that time, all the items and attachments left in the apartments shall be deemed to have been waived by party B. At the same time, party A reserves the right to claim to party B that party A shall bear the costs incurred in removing the remaining items and attachments and restoring them to their original state. If party A exercises the above rights, the fee can be deducted from the price paid by party B to party A.

2. If party A unilaterally terminates this contract in accordance with the rights conferred by this contract, party A shall, within 15 days from the date of completion of the cancellation registration procedures, deduct the liquidated damages, compensation and other expenses payable by party B before the remaining apartment payment is returned to party B.
Article 14: Supplement to Article 27 of the contract:
Party A: Shanghai Lingang Industrial Zone Public Rental Housing Construction and Operation Management Co., Ltd.
Recipient address: No. 9, Lane 1411, Yunyun Road, Nicheng Town, Pudong New Area, Shanghai
To: Wang Shengfeng
Fax number: 021-20956356

Party B: Shengwei Semiconductor Equipment (Shanghai) Co., Ltd.
Recipient address: Building 4, No. 1690 Cailun Road, Pudong New Area, Shanghai
Recipient: Wang Xinzheng
Contact: 13917650461

Article 15: Supplement to Article 28 of the Contract
If tax and fee concessions can be enjoyed in accordance with the relevant regulations of the state and this city, the concessions are enjoyed by the taxable and paying subjects. Party A shall actively seek the most favorable tax and fee terms from relevant government departments.

Article 16: Regarding the supplement to Article 33 of the contract
Disputes between parties A and B during the performance of this contract shall be resolved through negotiation. If it cannot be resolved via negotiation, a lawsuit shall be filed in the People’s Court of Shanghai Pudong New Area.
Article 17: Regarding the eligibility for the purchase of “rent before sale” public rental housing:
Those who purchase public rental housing with “rent before sale” must be qualified by relevant departments.
Article 18: Agreement on the use of public rental housing in the “rent before sale” park:
Party B has fully read and understood the content of the “special notice” part of this contract, and knows that the apartments are a part of the pilot project of public rental housing in the “rent before sale” park in the Lingang Industrial Zone. During the period before the apartments are allowed to be listed for sale as stock commercial housing by the government, the public rental housing must be used and managed strictly in accordance with the use instructions of public rental housing, and be leased to the employees of party B in accordance with the provisions of the rental housing regulations (the employees must work in the Lingang Industrial Zone). The public rental housing is generally included in the scope of public rental housing in the Lingang Industrial Zone and is under the unified management of relevant government departments and party A. The following shall be achieved:

1. Within 10 years after the initial registration of the ownership of the newly built apartments, party B must use and manage the apartments in strict accordance with the purpose of public rental housing, and rent it to party B’s employees working in the Lingang Industrial Zone in accordance with the provisions of party B, and the transfer, partial transfer, market lease of the apartments, lease to an unqualified lessee, self-use office and other acts that violate the purpose of public rental housing are forbidden. If party B causes any penalty due to the above-mentioned acts, party A shall not be liable.
2. The housing supply object and the specific application for lease conditions shall be formulated by party B, but shall be sent to party A for record. If party A finds that the relevant conditions set by party B violate public rental housing and other relevant policies, it has the right to raise an objection, and party B shall make corresponding amendments and resubmit to party A for record.
3. Party B shall register the identity certificate, employment (labor) contract and other materials of the person applying for rental, and send it to the population management department of the local neighborhood or town for record, and send it to party A for record at the same time. Once the renting personnel changes, the change registration and filing shall be done in time.
4. After the apartment lease contract is signed, party B shall go to the real estate registration agency to register the apartment lease contract and send it to party A for the record.
5. Renters who are not registered in this city must apply for a residence permit or temporary residence permit. Party B shall, in accordance with the relevant regulations of the municipal government, implement the public security and fire safety responsibilities of the leased apartments, and supervise the registration of residence.
6. Party B shall strengthen the management of the tenant’s withdrawal and instruct the tenant to sign the relevant occupancy undertaking to party A or the property service agency as an attachment to the apartment lease contract. Where the tenants lease, sublease, or vacate the rented apartments, change the residential purpose of the rented apartments without authorization, refuse to make rectification in violation of various management conventions, refuse to vacate the apartments as agreed in the contract, or violate legal provisions and lease contracts, various measures shall be taken in accordance with the law and party A shall be notified in a timely manner. Party B shall adopt and implement the handling suggestions put forward by party A within the scope of the legal policies and the contract.
7. Party B can set up or entrust a corresponding leasing service agency to provide party B with relevant leasing services according to its own needs, but the property management of the apartments must accept the unified arrangement of party A. The property service agency in the early stage of the project is selected by party A, and party B must abide by and ensure that the renters abide by the previous property service contract signed by party A and the use convention formulated by party A. Party A may formulate detailed system policies such as the safe use system and tenant self-discipline policies according to the service management and safe use requirements of this project, the structural characteristics of the target group, etc., and party B shall regard the relevant system policies as the Appendix to the lease contract between party B and the tenants in accordance with the requirements of party A, and urge the renters to comply with the policies.

8. Party B shall abide by the relevant laws, regulations and policies that are now in effect when this contract is signed, as well as policies formulated by the relevant national and local government departments from time to time after this contract is signed. If the relevant laws, regulations and policies are changed by then, party B shall implement the new regulations.
Article 19: Agreement on decoration:
Party B confirms that the delivery of the apartments are based on the agreement in Appendix 3 of this contract; the decoration and decoration standards agreed in Appendix 3 of this contract have met relevant national and local regulations and the full decoration standards stipulated in the land transfer contract; at the same time, party B shall complete relevant procedures by itself in accordance with relevant national regulations. If party B needs to rent out the apartments, party B may add facilities and equipment by itself and may not rent out the apartments in non-decorated form.The project is a green building that meets the two-star standard. The toilets, kitchen and bathroom faucets are all water-saving appliances, and the water efficiency level is level 1. For example, if the owner needs to replace the toilet and kitchen or bathroom faucets in the future, it is still necessary to use water-saving appliances with a water efficiency level of 1, and at the same time use appropriate materials and pipe connections to effectively reduce the damage to the pipe network.
Article 20: About the agreement on real estate listing of the apartments after 10 years of initial registration:
According to relevant regulations, the apartments purchased by party B shall be used for public rental housing within 10 years after obtaining the pre-sale approval document or the new apartment delivery license, and shall not be divided and transferred in sets. After obtaining the pre-sale approval document or the delivery permit for the new residential building for 10 years, it can be used as a stock of commercial housing and sold separately in sets. The selling price is determined by the property right unit with reference to the market price of the surrounding commercial housing, and the original tenant who meets the conditions for purchasing the commercial housing is allowed to buy first.
Party A has the right to formulate unified sales rules for the apartments owned by party A and/or the apartments transferred to relevant companies in the Lingang Industrial Zone (including the apartments transferred to party B under this contract) in accordance with relevant regulations, and report to the relevant departments of government for approval or filing. Party B’s conduct of the listing of the apartments for sale shall not adversely affect the overall listing of this project’s apartments for sale.
Article 21: Regarding the overall transfer of the apartments
If party B moves out of the [Lingang Industry] Park within the lock-up period, with the approval of the [Lingang New Area] housing security housing management department, the apartments can be transferred to other enterprises and institutions in the park by sets. If there are no suitable targets for transfer, party A has the right to implement repurchase based on the purchase price of party B plus the interest on bank deposits during the same period, and party B shall cooperate with relevant procedures.

(No text below)

Party A (name):	Party B (name):
Shanghai Lingang Industrial Zone Public Rental Housing Construction Operation Management Co., Ltd.	Shengwei Semiconductor Equipment (Shanghai) Co., Ltd.

Signature of legal person:	Signature of legal person:
Signature of legal representative of the legal person:	Signature of legal representative of the legal person:

Seal of party A:	Seal of party B:
Date: Year Month Day	Date: Year Month Day
Signed in: Shanghai	Signed in: Shanghai